UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 22, 2014

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) As previously reported, on November 14, 2013, Suburban Propane Partners, L.P. (the “Partnership”) announced that it had adopted a management succession plan, developed by Michael J. Dunn, Jr., the Partnership’s Chief Executive Officer, and the Partnership’s Board of Supervisors (the “Board”), in response to Mr. Dunn’s decision to retire, effective September 27, 2014. Also as previously reported, pursuant to that succession plan, Michael A. Stivala, the Partnership’s Chief Financial Officer at the time the plan was adopted, assumed the role of the Partnership’s President, and Michael A. Kuglin, the Partnership’s Vice President and Chief Accounting Officer at the time the plan was adopted, assumed the role of Vice President – Finance and Chief Accounting Officer, both effective April 1, 2014.

Simultaneous with his retirement as the Partnership’s Chief Executive Officer, Mr. Dunn will also retire from the Board.

At its meeting on July 22, 2014, the Board took the following actions in furtherance of the previously adopted succession plan:

1. Upon the recommendation of its Compensation Committee, the Board promoted Mr. Stivala to President and Chief Executive Officer, effective September 28, 2014. At this time, Mr. Stivala will receive no additional compensation as a result of his promotion.

2. Upon the recommendation of its Compensation Committee, the Board promoted Mr. Kuglin to Chief Financial Officer and Chief Accounting Officer, effective September 28, 2014. In connection with this promotion, at its meeting on July 22, 2014, the Compensation Committee of the Board set Mr. Kuglin’s annual base salary, commencing September 28, 2014, at $275,000 (increased from $265,000). He will continue to participate in the Partnership’s Incentive Compensation Plan, with a bonus target of 75% (increased from 70%) of his base salary for the 2015 fiscal year.

Messrs. Stivala and Kuglin remain eligible to participate in the Partnership’s benefit plans.

Mr. Stivala, 45, has served in his current position as President since April 1, 2014 and before that was the Partnership’s Chief Financial Officer since October 2007. Prior to that, he held several leadership roles since joining the Partnership in December 2001.

Mr. Kuglin, 44, joined the Partnership in October 2007 and prior to his current role, he served as Vice President and Chief Accounting Officer from December 2011 to March 2014, Controller and Chief Accounting Officer from November 2009 to November 2011 and as Controller since October 2007. Mr. Kuglin is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

There are no transactions, since the beginning of the Partnership’s last fiscal year (September 30, 2012), or any currently proposed transaction, in which the Partnership was or is to be a participant and the amount involved exceeds $120,000, and in which either Mr. Stivala or Mr. Kuglin, or any of their respective immediate family members, had or will have a direct or indirect material interest, other than the compensation and benefits to be paid to Mr. Stivala and Mr. Kuglin in connection with their employment by the Partnership.

A copy of the Partnership’s Press Release, dated July 24, 2014, has been furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated July 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ PAUL ABEL
Name:	Paul Abel
Title:	Senior Vice President, General Counsel & Secretary

Date: July 24, 2014

EXHIBITS

99.1	Press Release of Suburban Propane Partners, L.P. dated July 24, 2014